Exhibit 99.1

Tidewater Elects Cindy B. Taylor To Its Board of Directors

NEW ORLEANS, January 31, 2008 – Tidewater (NYSE: TDW) today announced the election of Cindy B. Taylor to its Board of Directors for a term expiring in July 2008.

Mrs. Taylor comes to Tidewater with a distinguished and successful career in the oil and gas industry. Since May 2006, Mrs. Taylor has served as President and CEO of Oil States International, Inc., a diversified solutions provider for the oil and gas industry. From May 2000 through May 2006, Mrs. Taylor was a Senior Vice President, Chief Financial Officer and Treasurer of Oil States.

Mrs. Taylor previously held executive positions with a public drilling company and various management positions in public accounting.

Mrs. Taylor earned her Bachelor of Business Administration (B.B.A.) degree from Texas A&M and is a Certified Public Accountant.

Mrs. Taylor serves on the Boards of Directors of Oil States International, Inc. and Global Industries, a company which provides worldwide pipeline construction, platform installation and removal, and diving services to the oil and gas industry.

Tidewater Inc. owns 460 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer 504-566-4506

SOURCE: Tidewater Inc.